   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 17, 2000
                                              REGISTRATION NO. 333-_____________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  INTEVAC, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             CALIFORNIA                                94-3125814
      (STATE OF INCORPORATION)          (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

                               3560 BASSETT STREET
                       SANTA CLARA, CALIFORNIA 95054-2704
    (Address, including zip code of Registrant's principal executive offices)

                      1995 STOCK OPTION/STOCK ISSUANCE PLAN

                            (FULL TITLE OF THE PLAN)


                                 NORMAN H. POND
                              CHAIRMAN OF THE BOARD
                                  INTEVAC, INC.
                               3560 BASSETT STREET
                           SANTA CLARA, CA 95054-2704
                                 (408) 986-9888

            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    Copy to:

                            HERBERT P. FOCKLER, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                            PALO ALTO, CA 94304-1050
                                 (650) 493-9300

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                        PROPOSED MAXIMUM      PROPOSED MAXIMUM          AMOUNT OF
                                                      AMOUNT TO BE       OFFERING PRICE           AGGREGATE           REGISTRATION
       TITLE OF SECURITIES TO BE REGISTERED          REGISTERED (1)      PER SHARE (2)         OFFERING PRICE             FEE
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value,
reserved for issuance under the Intevac, Inc.
1995 Stock Option/Stock Issuance Plan (the "Plan")      300,000           $4.438                $1,331,400.00          $351.50
       TOTAL.................................           300,000                                 $1,331,400.00          $351.50
====================================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Estimated solely for the purpose of computing the registration fee required by Section 6(b) of the Securities Act pursuant to Rules 457(h) and 457(c) under the Securities Act, based upon the average between the high and low prices of the Common Stock as reported on the Nasdaq National Market on November 15, 2000.

================================================================================

                                  INTEVAC, INC.

                       REGISTRATION STATEMENT ON FORM S-8

                                     PART I

                     INFORMATION REQUIRED IN THIS PROSPECTUS

ITEM 1. PLAN INFORMATION.

        The documents containing the information specified in this Item 1 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

ITEM 2. REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

        The documents containing the information specified in this Item 2 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission") by Intevac, Inc. (the "Registrant"):

        - The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 filed with the Commission on March 7, 2000 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

        - The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended April 1, 2000 filed with the Commission on May 15, 2000 pursuant to Section 13(a) of the Exchange Act.

        - The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended July 1, 2000 filed with the Commission on August 8, 2000 pursuant to Section 13(a) of the Exchange Act.

        - The Registrant's Quarterly Report on Form 10-Q/A for the fiscal quarter ended July 1, 2000 filed with the Commission on August 18, 2000 pursuant to Section 13(a) of the Exchange Act.

        - The Registrant's Current Report on Form 8-K filed with the Commission on June 13, 2000 pursuant to Section 13 of the Exchange Act.

        - The Registrant's Definitive Proxy Statement on Schedule 14A filed with the Commission on March 27, 2000 pursuant to Section 14(a) of the Exchange Act.

        - The description of Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A dated October 5, 1995, filed with the Commission pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

        - The information contained in the Registrant's Registration Statements on Form S-8 (File Nos. 333-35801, 333-65421 and 333-95629) filed with the Commission on September 17, 1997, October 7, 1998, and January 28, 2000 respectively.

        In addition, all documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold under this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEMS 4 - 7.

        Items 4 - 7, inclusive, are omitted in reliance upon General Instruction E to Form S-8, and the above incorporation by reference of a previously filed and currently effective S-8 (File No. 333-35801).

ITEM 8.       EXHIBITS.

   EXHIBIT
   NUMBER                      DESCRIPTION
   -------                     -----------
     4.1    1995 Stock Option/Stock Issuance Plan, as amended.

     5.1 Opinion of Wilson Sonsini Goodrich & Rosati, P.C., with respect to the securities being registered.

    23.1    Consent of Ernst & Young LLP, Independent Auditors.

    23.2    Consent of Counsel (contained in Exhibit 5.1).

    24.1    Power of Attorney (see page II-3).

ITEM 9. UNDERTAKINGS.

        Item 9 is omitted in reliance upon General Instruction E to Form S-8, and the above incorporation by reference of a previously filed and currently effective S-8 (File No. 333-35801).

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on this 17th day of November 2000.

                          INTEVAC, INC.



                          By: /s/ Charles B. Eddy, III
                              --------------------------------------------------
                              Charles B. Eddy, III
                              Vice President, Finance and Administration,
                              Chief Financial Officer, Treasurer and Secretary

                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Norman H. Pond and Charles B. Eddy, III, jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on this 17th day of November 2000 by the following persons in the capacities indicated:

         SIGNATURE                               TITLE
         ---------                               -----
/s/ Norman H. Pond
-----------------------------   Chairman of the Board
Norman H. Pond                  (Principal Executive Officer)


/s/ Charles B. Eddy, III        Vice President, Finance and Administration,
-----------------------------   Chief Financial Officer, Treasurer and Secretary
Charles B. Eddy, III            (Principal Financial and Accounting Officer)


/s/ Edward Durbin               Director
-----------------------------
Edward Durbin


/s/ Robert D. Hempstead         Director
-----------------------------
Robert D. Hempstead


/s/ David N. Lambeth            Director
-----------------------------
David N. Lambeth


/s/ H. Joseph Smead             Director
-----------------------------
H. Joseph Smead

                             INDEX TO EXHIBITS

   EXHIBIT
   NUMBER                      DESCRIPTION
   -------                     -----------
     4.1    1995 Stock Option/Stock Issuance Plan, as amended.

     5.1 Opinion of Wilson Sonsini Goodrich & Rosati, P.C., with respect to the securities being registered.

    23.1    Consent of Ernst & Young LLP, Independent Auditors.